UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2011

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CAREPAYMENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 3.02 below is incorporated by reference into this Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

           On March 31, 2011, CarePayment Technologies, Inc. (the "Company") entered into a Subscription Agreement (the "Subscription Agreement") with Aequitas Holdings, LLC ("Holdings") pursuant to which Holdings purchased 1,500,000 shares of the Company's Class B Common Stock (the "Class B Shares") at $1.00 per Class B Share for aggregate consideration of $1,500,000.  Under the Company's Second Amended and Restated Articles of Incorporation, each Class B Share is convertible at any time, at the option of Holdings, into a share of the Company's Class A Common Stock.

Holdings is an accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").  The sale of the Class B Shares to Holdings was exempt from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the complete text of the Subscription Agreement, which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following documents are filed as exhibits to this Form 8-K.

10.1	Subscription Agreement dated March 31, 2011 between CarePayment Technologies, Inc. and Aequitas Holdings, LLC.

SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)
Date: April 5, 2011
	By:	/s/ James T. Quist
James T. Quist
Chief Executive Officer